UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2013

NEVADA GOLD CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-53724	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2683 Via de la Valle, Suite G418, Del Mar, CA		92014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 367-9570

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Further, effective March 6, 2013, we entered into a purchase agreement (the “Purchase Agreement”) with National Energy Development LLC (“National Energy”), a private Utah company, wherein we acquired an option to acquire a 51% controlling interest in four mineral lease sections (the “Property”) located in the Long Canyon Gold Trend area of northeast Nevada for the purpose of exploration of gold, silver and other mineralization deposits.  The Property consists of approximately 120 mineral lease claims (2,560 acres) located on Sections 5, 6, 7 and 8 in Township 33N and Range 64E with Meridian MDR&M.

In order for us acquire the 51% interest in the Property, we are required to issue cash payments and shares of our common stock to National Energy as follows:

(1)	cash payment of $25,000 within 45 days from the date of the Purchase Agreement;

(2)	cash payment of $25,000 within 60 days from the date of the Purchase Agreement;

(3)	cash payment of $25,000 within 90 days from the date of the Purchase Agreement;

(4)	cash payment of $50,000 within 120 days from the date of the Purchase Agreement; and

(5)	issuance of 3,000,000 shares of our restricted common stock to and as directed by National Energy (as soon as approved by all regulatory authorities).

In addition, pursuant to the Purchase Agreement, we acquired the option to increase our 51% interest in the Property to an aggregate 80% interest by providing cash work commitment payments to National Energy as follows:

(1)
a cash work commitment payment of $200,000 against an agreed budget for exploration of the Property, which includes provision of a 43-101 report (the “Report”), within the 120 days of the completion of the cash payments referred to above; and

(2)	a cash work commitment payment of $1,000,000 against an agreed budget that includes provision for a drilling program that is to be defined in the Report.

Further, pursuant to the Purchase Agreement, we are required to keep the Property in good standing with all agencies.  As such, we are required by August 14, 2013 to make a payment of $47,400 as estimated by the State of Nevada.

Under the terms of the Purchase Agreement, we also have acquired the option for one year from March 6, 2013 to acquire a 51% interest in four additional mineral lease sections adjacent to the Property (the “Additional Property”) for the purpose of exploration of gold, silver and other mineralization deposits.  We have also obtained an option to increase the 51% interest in the Additional Property to an 80% interest.  The Additional Property consists of approximately 120 mineral lease claims located on Sections 17, 18, 19 and 20 in Township 33N and Range 64E with Meridian MDR&M.  We will acquire our interest(s) in the Additional Property under the terms of a new agreement between the parties.

Item 9.01 Financial Statement and Exhibits

10.1 Purchase Agreement dated March 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA GOLD CORP.

/s/ Merrill W. Moses
Merrill W. Moses
President, Chief Executive Officer, Chief Financial Officer,
Secretary, Principal Accounting Officer, Treasurer and
Director

Date: March 12th, 2013